Exhibit 1.2

Franklin BSP Realty Trust, Inc.

$200,000,000 Common Stock (par value $0.01 per share)

AMENDMENT NO. 1 to the

SALES AGREEMENT

November 8, 2024

Barclays Capital Inc.
745 Seventh Avenue

New York, NY 10019

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

Raymond James & Associates, Inc.

880 Carillon Parkway, Tower 3

St. Petersburg, FL 33716

Addressees:

Reference is made to the Sales Agreement, dated April 14, 2023 (the “Agreement”), by and among Franklin BSP Realty Trust, Inc., a Maryland corporation (the “Company”), Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), Benefit Street Partners L.L.C., a Delaware limited liability company and the Company’s advisor (the “Advisor”) and Barclays Capital Inc., B. Riley Securities, Inc., Citizen JMP Securities, LLC, JonesTrading Institutional Services LLC, J.P. Morgan Securities LLC and Raymond James & Associates, Inc., as sales agents (the “Agents”). Pursuant to the Agreement, the Company proposes to sell from time to time through the Agents shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000 (the “Stock”) on the terms set forth in the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The Company, the Operating Partnership, the Advisor and the Agents wish to amend the Agreement through this Amendment No. 1 to the Sales Agreement (this “Amendment”) to modify the Agreement solely as set forth below with effect on and after the date hereof.

I.               Amendments to the Agreement. The Company, the Operating Partnership, the Advisor and the Agents agree, from and after the date hereof, that:

1.      The reference in the first sentence of Section 1(a) of the Agreement to “Form S-3 (File No. 333-261039)” shall be replaced with “Form S-3 (Filed with the Commission on November 8, 2024).”

2.      The definition of “Registration Statement” in Section 1(a)(viii) of the Agreement is deleted in its entirety and replaced with the following:

“Registration Statement” means, collectively, the various parts of such shelf registration statement on Form S-3 filed with the Commission on November 8, 2024 relating to the Stock, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such Registration Statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such Registration Statement as of the Effective Date; provided, however, that upon the termination or expiration of the Registration Statement on Form S-3 filed with the Commission on November 8, 2024 or the filing of a new Registration Statement on Form S-3, “Registration Statement” shall refer to the most recent shelf registration statement on Form S-3 relating to the Stock filed by the Company as of its most recent Effective Date, including any Prospectus and all exhibits to such Registration Statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such Registration Statement as of the Effective Date. Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

3.      Section 8(c) of the Agreement is deleted in its entirety and replaced with the following:

(c) This Agreement shall remain in full force and effect until such time as Stock having an aggregate offering price of $200,000,000 shall have been issued and sold hereunder, unless terminated earlier pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 2, Section 5, Section 7, and Section 8 of this Agreement shall remain in full force and effect.

4.      All references in the Agreement to “JMP Securities LLC” shall be replaced with “Citizens JMP Securities, LLC.”

5.      All references in the Agreement to “Ernst & Young LLP” shall be replaced with “PricewaterhouseCoopers LLP.”

II.            Governing Law. This Amendment and any transaction contemplated by this Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

III.           Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Amendment by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IV.            Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

V.             Recognition of the U.S. Special Resolution Regimes.

1.      In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Amendment, and any interest and obligation in or under this Amendment, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Amendment, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

2.      In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Amendment that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Amendment were governed by the laws of the United States or a state of the United States.

For the purposes of this Section V, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement between the Company, the Operating Partnership, the Advisor and the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer, Chief Operating Officer and President

BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P.

By: Franklin BSP Realty Trust, Inc., its general partner

By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer, Chief Operating Officer and President

BENEFIT STREET PARTNERS L.L.C.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

Accepted:

Barclays Capital Inc.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

B. Riley Securities, Inc.

By:	/s/ Mike Cavanagh
Name: Mike Cavanagh
Title: Managing Director

Citizens JMP Securities, LLC

By:	/s/ Jorge Solares-Parkhurst
Name: Jorge Solares-Parkhurst
Title: Managing Director

JonesTrading Institutional Services LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel & Secretary

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Raymond James & Associates, Inc.

By:	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director